UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2016

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 5, 2016, Martin Marietta Materials, Inc. (the “Corporation”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank, and Deutsche Bank Securities Inc., as Co-Syndication Agents, and the lenders party thereto (the “Credit Agreement”), which provides for a $700,000,000 five-year senior unsecured revolving facility (the “Revolving Facility”). Borrowings under the Revolving Facility bear interest, at the Corporation’s option, at rates based upon LIBOR or a base rate, plus, for each rate, a margin determined in accordance with a ratings-based pricing grid.  The Revolving Facility replaces the Corporation’s existing Credit Agreement, dated as of November 9, 2013, with JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., Branch Banking and Trust Company, and SunTrust Bank, as Co-Syndication Agents, and the lenders party thereto (the “Existing Credit Agreement”). The Existing Credit Agreement had provided for a term loan and a revolving facility under which $210,937,500 and $0, respectively, were outstanding prior to entering into the Revolving Facility.  The Revolving Facility expires on December 5, 2021, with any outstanding principal amounts, together with interest accrued thereon, due in full on that date.  The Credit Agreement requires the Corporation’s ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), as defined, for the trailing twelve month period (the “Ratio”) to not exceed 3.5x as of the end of any fiscal quarter, provided that the Corporation may exclude from the Ratio debt incurred in connection with certain acquisitions for a period of four quarters so long as the Ratio calculated without such exclusion does not exceed 3.75x.  Additionally, if there are no amounts outstanding under both the Revolving Facility and the Corporation’s accounts receivable securitization facility, consolidated debt will be reduced for purposes of the calculation of the Ratio by the Corporation’s cash and cash equivalents in excess of $50,000,000, such reduction not to exceed $200,000,000.

The Credit Agreement is filed as Exhibit 10.01 hereto and is incorporated herein by reference, and the description of the Credit Agreement contained herein is qualified in its entirety by the terms of the Credit Agreement.

Item 1.02.  Termination of a Material Definitive Agreement

The information required by Item 1.02 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
10.01

$700,000,000 Credit Agreement dated as of December 5, 2016, among Martin Marietta Materials, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank, and Deutsche Bank Securities Inc., as Co-Syndication Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: December 7, 2016	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01

$700,000,000 Credit Agreement dated as of December 5, 2016, among Martin Marietta Materials, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, N.A., Branch Banking and Trust Company, SunTrust Bank, and Deutsche Bank Securities Inc., as Co-Syndication Agents